UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 29, 2018

LiveRamp Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 1-38669
DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	83-1269307 (I.R.S. Employer Identification No.)

225 Bush Street, Seventeenth Floor San Francisco, CA (Address of Principal Executive Offices)	94104 (Zip Code)

(866) 352-3267 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ]	Emerging growth company

[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 2—Financial Information

Item 2.02 Results of Operations and Financial Condition

        On October 29, 2018, LiveRamp Holdings, Inc. (the “Company”) issued a press release announcing the results of its financial performance for its second quarter ended September 30, 2018. The Company will host its first ever Analyst and Investor Day beginning at 1:00 p.m. EST today to further discuss this information. Interested parties are invited to listen to the webcast, which will be broadcast via the Internet at www.liveramp.com. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Section 8—Other Events

Item 8.01. Other Event

On October 29, 2018, the Company announced that its board of directors had approved an increase to the Company’s share repurchase program of $500 million and an extension of the duration of the share repurchase program through December 31, 2020. The Company now has approximately $580 million available for future purchases of common stock under its share repurchase program. Repurchases pursuant to the share repurchase program may be made from time to time subject to predetermined price and volume guidelines established by the Company’s board of directors.

As part of the share repurchase program, shares may be purchased in open market transactions or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The timing, manner, price and amount of any repurchases will be determined at the Company’s discretion, and the share repurchase program may be suspended, terminated or modified at any time for any reason, including for any cash tender offer that the Company may undertake. The repurchase program does not obligate the Company to acquire any specific number of shares, and all open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases.

Forward Looking Statements

This Item 8.01 contains forward-looking statements about the Company’s share repurchase program, including the maximum dollar amount of common stock that may be purchased under the program and how the Company may effect the repurchases. The statements are based on management’s current expectations, estimates and projections, are not guarantees of future performance, and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict, including, but not limited to, potential changes in the market price of the Company’s common stock and changes in the Company’s operating results, financial condition and cash requirements.

The forward-looking statements contained in this Form 8-K are also subject to other risks and uncertainties, including those described in the Company’s Annual Report on Form 10-K for the period ended March 31, 2018, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s web site ( http://www.sec.gov ).

Stockholders of the Company are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of the Company dated October 29, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2018

LiveRamp Holdings, Inc.

By:	/s/ Jerry C. Jones
Name:	Jerry C. Jones
Title:	Chief Ethics and Legal Officer & Executive Vice President